Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of New Plan Excel Realty Trust, Inc. (the “Company”), each hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge on the date hereof:

(a)                                                          the Form 10-Q of the Company for the quarter ended June 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                                         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenn J. Rufrano
Glenn J. Rufrano
Chief Executive Officer
August 5, 2004

/s/ John B. Roche
John B. Roche
Chief Financial Officer
August 5, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to New Plan Excel Realty Trust, Inc. and will be retained by New Plan Excel Realty Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.